UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 4, 2024

BioVie Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-39015	46-2510769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 W Nye Lane Suite 201 Carson City, NV	89703
(Address of Principal Executive Offices)	(Zip Code)

(775) 888-3162
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BIVI	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On March 4, 2024, BioVie Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission to report its entry into a placement agent agreement with ThinkEquity LLC, as the placement agent (the “Placement Agent”), in connection with the issuance and sale directly to various investors of up to 21,000,000 shares of the Company’s class A common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price to the Investors of $1.00 per share and/or pre-funded warrants to purchase shares of Common Stock, at a public offering price to the Investors of $0.9999 per Pre-Funded Warrant, together with class A common stock purchase warrants to purchase up to 10,500,000 shares of Common Stock. This amendment is being filed solely to amend the Original 8-K to include Exhibits 5.1, 5.2, 23.1 and 23.2 hereto. Other than as described above, this amendment does not amend any other information previously filed in the Original 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Sherman & Howard L.L.C.
5.2	Opinion of Reed Smith LLP
10.1*	Placement Agent Agreement, dated as of March 4, 2024 by and between the Company and the Placement Agent.
23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1).
23.2	Consent of Reed Smith LLP (included in Exhibit 5.2).
99.1*	Press Release dated March 1, 2024.
99.2*	Press Release dated March 4, 2024.

*	Previously filed as an exhibit to the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2024

BIOVIE INC.

By:	/s/ Joanne Wendy Kim
Name:	Joanne Wendy Kim
Title:	Chief Financial Officer